Exhibit (g) (v) under Form N-1A
                                            Exhibit 10 under Item 601/Reg. S-K


SECOND AMENDMENT TO AMENDED AND RESTATED TRANSFER AGENCY AND SERVICE AGREEMENT

      This Second Amendment to the Amended and Restated Transfer Agency and Services Agreement (the "Second Amendment") is dated as of July 2, 2004 by and among, severally and not jointly, BBH Fund, Inc., a Maryland corporation; BBH Trust, a Massachusetts trust, BBH Common Settlement Fund, Inc., a Maryland corporation; and BBH Common Settlement Fund II, Inc., a Maryland corporation, each with its principal office and place of business at 40 Water Street, Boston, Massachusetts 02109 (each, an "Investment Company" and collectively, the "Investment Companies"), and Forum Shareholder Services, LLC, a Delaware limited liability company with its principal office and place of business at Two Portland Square, Portfolio, Maine 04101 ("Forum").

      Whereas pursuant to an Amended and Restated Transfer Agency and Service Agreement dated as of July 1, 2000 as amended and restated as of August 6, 2002, by and among each of the Investment Companies, severally and not jointly, and Forum (the "Agreement"), Forum serves as the transfer agent and registrar of each of the Investment Companies;

      Whereas the Investment Companies and Forum wish to make certain modification to the Agreement for the purpose of clarifying their respective responsibilities thereunder in response to certain anticipated regulatory requirement;

      Now therefore, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, each of the Investment Companies, severally but not jointly, and Forum hereby agree to amend the Agreement as follows:

I.    Amendments to the Agreement

      1. Section 2(a)(ii) of the Agreement is hereby deleted in its entirety and the following is substituted therefore:

            "(ii) receive for acceptance orders from selected dealers, processing organizations or financial intermediaries as provided in Exhibit A hereto, as may be amended from time to time by an Investment Company, for the purchase, redemption or exchange of Shares and promptly deliver payment and appropriate documentation in connection therewith to the custodian of the applicable Fund (the "Custodian") or, in the case of Fund's operating in a master-feeder or fund of funds structure, to the transfer agent or interestholder recordkeeper for the master portfolios in which the Fund invests. Without the written (including electronic) authorization of such Investment Company, Forum shall not accept
            (i) conditional orders, (ii) orders dated prior to the current date for non-NSCC initiated transactions, (iii) orders dated prior to the previous business date for NSCC initiated transactions, (iv) orders that are not otherwise in compliance with the Investment Company Act of 1940, as amended, and the regulations thereunder applicable to Forum or the Investment Companies related to the acceptance and handling of orders, and
            (v) orders that are not in compliance with the terms of the respective Investment Company's current prospectus, without the written authorization of a person authorized on behalf of such Investment Company as per a list of such authorized persons".

      2. Section 2(a)(iv) is hereby eliminated in its entirety and the successive subsections are accordingly renumbered.

      3. Section 2(a) of the Agreement is hereby amended by deleted paragraph 2(a)(x) in its entirety and substituting the following therefore:

            "(x) track shareholder accounts by financial intermediary source and otherwise as reasonably requested by the Investment Company and provide periodic reporting to the Investment Company or its administrator or other agent as provided in Exhibit B hereto;".

      4. Section 2(a) of the Agreement is hereby amended by adding the following new paragraph after the end of paragraph 2(a)(xv):

            "(xvi) provide such reporting as may be reasonably required by any Investment Company, with respect to the trading activities of selected dealers, processing organizations, clearing brokers or financial intermediaries set forth in Exhibit A hereto and to monitor compliance with the provisions of their respective sales and distribution agreements with such Investment Company.".

      5. Section 2(f) of the Agreement is hereby deleted in its entirety, and the following new paragraphs are substituted therefore:

      "(f) Forum will promptly notify the Investment Companies in the event that Forum becomes aware that it is under investigation or about to be investigated by any regulatory authority.

      (g) Forum will be responsible for continuing to comply with all regulations and laws applicable to Forum. In processing any order hereunder, Forum will comply with any provisions, limitations and requirements stated in each Investment Company's current prospectus for the purchase, redemption or exchange of shares of such Investment Company including, without limitation
            (i) the assessment of front-end sales load charges, redemptions fees and other charges (if any) payable to an Investment Company, and (ii) subject to Section (h) below, prevention of trading practices which result in "market timing" and/or "late trading" by the Shareholders; provided, however, that Forum shall not be
                                  --------   -------
            required to comply with any limitations imposed prospectively through any Investment Company prospectus unless it receives advance written notice of and can, without material amendment to its systems and processes, process purchase, redemption and exchange order in compliance with such limitations.

      (h) Forum will ensure, as of the date of this Second Amendment and at all times thereafter, that it has procedures and controls that are reasonably designed to deter illegal or improper trading in the shares of mutual funds with respect to which it provides transfer agency services, including without limitation, late trading and market timing. Forum will immediately report to the respective Investment Company any purchases and sales of shares of such Investment Company by Shareholders that exceed certain testing criteria as announced by Forum from time to time and as set forth on Exhibit C hereto, or (subject to Section 2(g) above) as specifically stated in an Investment Company prospectus or specifically requested by an Investment Company. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that it is not within Forum's discretion to make determinations about whether any specific trading activity by a Shareholder constitutes "market timing" or "excessive trading" and that Forum's obligations with respect to such matters shall be discharged through the reporting by Forum of trading activity as described above.

      (i) Forum will be responsible for calculating breakpoints discounts on front-end sales loads that any of the Shareholders is entitled to receive from a Fund in accordance with such Fund's current prospectus. In preparing such calculations, Forum will monitor each Shareholder's ownership of each Fund, Shares owned by each Shareholder in one or more accounts processed hereunder, and Shares owned by persons related to each Shareholder, provided that Forum has actual written notice from the Investment Company, the Shareholder or a financial intermediary representing such Shareholder of such familial relationship.

      (j)   Except  with  respect  to  Forum's  duties  as set  forth  in this
            Section 2 and except as otherwise specifically provided herein, each Investment Company assumes all responsibility for ensuring that the Investment Company complies with all applicable requirements of the Securities Act, the 1940 Act and any laws, rules and regulations of governmental authorities with jurisdiction over the Investment Company. All references to any law in this Agreement shall be deemed to include reference to the applicable rules and regulations promulgated under authority of the laws and all official interpretations of such law or rules or regulations."

      6. The last sentence in Section 5(a) of the Agreement is hereby deleted in its entirety and the following is substituted therefore: "Unless otherwise directed by an Investment Company, Forum may not issue or register Share certificates reflecting the manual or facsimile signature of an officer who has died, resigned or been removed by the Investment Company."

      7. The introductory text of Section 6(a) of the Agreement is hereby deleted in its entirety and the following is substituted therefore:

      "(a) Shares shall be issued in accordance with this Agreement and the terms of a Fund's or Class' current prospectus after Forum or its agent receives either:".

      8. Section 8(a) of the Agreement is hereby amended by adding the following new subsection thereto:

      "(viii)     It has  implemented  and will monitor their  procedures  for policing market timing and late trading and will annually certify that such procedures are in place and produce such records as the Investment Companies may reasonably request.

      9. Section 14 of the Agreement is hereby deleted in its entirety and the following is substituted therefore:

      "SECTION 14.  FORCE MAJEURE

      Each party hereto shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control including, without limitation, acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdowns, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails or any transportation medium, communication system or power supply."

      10. The Agreement is hereby further amended by adding the following new Exhibits A, B and C to the Agreement as attached hereto. The parties agree that any Investment Company may amend Exhibit A upon five (5) business days' advance written notice to Forum. The parties also agree that each Investment Company shall deliver a secretary's certificate or other, similar instructions indicating the name and organization of all persons from whom Forum may accept instructions (including amendments to Exhibit A) related to Exhibit A or otherwise with respect to this Agreement, as amended.

II.   Miscellaneous

      1. Other than as amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed by the relevant parties thereto as of the date hereof and are hereby extended to give effect to the terms hereof.

      2. By signing below where indicated, the Investment Companies and Forum each hereby ratifies and affirms (i) each of their respective representations and warranties set forth in the Agreement and confirms that each such respective representation and warranty remains true and correct, and (ii) that no material breach of the Agreement has occurred and is continuing, each as of the date hereof.

      3. Upon receipt by the Investment Companies of a fully executed copy of this Second Amendment, this Second Amendment shall be deemed to be executed as an instrument under seal and governed by the laws of the State of New York. This Second Amendment may be executed in original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same First Amendment.

BBH FUND, INC.
BBH TRUST
BBH COMMON SETTLEMENT FUND,INC.
BBH COMMON SETTLEMENT FUND II, INC.


By:  /s/ Judith J. Mackin
Name:  Judith J. Mackin
Title:  Vice President


FORUM SHAREHOLDER SERVICES, LLC


By:  /s/ Lisa J. Weymouth
Name:  Lisa J. Weymouth
Title:  Director